Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272376, 333-255852, 333-239256, 333-224451, 333-195757 and 333-122637 on Form S-8 and 333-132530 on Form S-3 of ARC Document Solutions, Inc. of our report dated February 29, 2024 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

    /s/ Crowe LLP

San Francisco, California
February 29, 2024